As filed with the Securities and Exchange Commission on April 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENVIVA PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	46-4097730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7200 Wisconsin Ave, Suite 1000

Bethesda, MD 20814

(301) 657-5560

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ENVIVA PARTNERS, LP LONG-TERM INCENTIVE PLAN

(Full title of the plan)

William H. Schmidt, Jr.

7200 Wisconsin Ave, Suite 1000

Bethesda, MD 20814

(301) 657-5560

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Enviva Partners, LP Long-Term Incentive Plan	Common units representing limited partner interests	2,738,182	$21.23	$58,131,604	$6,755

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional common units representing limited partner interests (“Common Units”) as may become issuable pursuant to the adjustment provisions of the Enviva Partners, LP Long-Term Incentive Plan (the “Plan”).
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 2,738,182 Common Units being registered hereby is calculated on the basis of the average high and low sale prices of Enviva Partners, LP’s (the “Registrant’s”) Common Units on April 29, 2015, as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Enviva Partners GP, LLC, a Delaware limited liability company and the general partner (the “General Partner”) of the Registrant, will provide all participants in the Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with the rules and regulations of the Commission, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a) The Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act on April 29, 2015, relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-199625), originally filed with the Commission on October 28, 2014;

(b) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above; and

(c) The description of the Registrant’s Common Units included under the caption “Description of The Common Units” contained in the prospectus forming part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-199625), originally filed with the Commission on October 28, 2014, which description has been incorporated by reference in Item 1 of the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on April 28, 2015, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Subject to any terms, conditions, or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Under the terms of the Registrant’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) the Registrant will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(1)	the General Partner, as the general partner of the Registrant;

(2)	any departing general partner of the Registrant (a “Departing GP”);

(3)	any person who is or was an affiliate of the General Partner or any Departing GP;

(4)	any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of the Registrant, its subsidiaries, the General Partner, any Departing GP or any of their respective affiliates;

(5)	any person who is or was serving as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to the Registrant or its subsidiaries;

(6)	any person who controls the General Partner or any Departing GP; and

(7)	any person designated by the General Partner.

Any indemnification under these provisions will only be out the assets of the Registrant. Unless the General Partner agrees otherwise, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to the Registrant to enable it to effectuate, indemnification. The Registrant may purchase insurance covering liabilities that may be asserted against, or expense that may be incurred by such persons for the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify such person against such liabilities under the Partnership Agreement.

Subject to any terms, conditions or restrictions set forth in the applicable limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The General Partner may enter into indemnity agreements with each of its current directors and officers to give such persons additional contractual assurances regarding the scope of the indemnification set forth in General Partner’s limited liability company agreement and to provide additional procedural protections.

The underwriting agreement that the Registrant entered into on April 28, 2015 contains indemnification and contribution provisions.

The Plan provides that the committee that administers the Plan (the “Committee”) and all members thereof are entitled to, in good faith, rely or act upon any report or other information furnished to them by any officer or employee of the Registrant, the General Partner, any of their affiliates, the Registrant’s or General Partner’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the General Partner, the Registrant, or any of their affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Registrant with respect to any such action or determination.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Enviva Partners, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on October 28, 2014 (File No. 333-199625)).

4.2	Form of First Amended and Restated Limited Partnership Agreement of Enviva Partners, LP (incorporated by reference to Appendix A to the Prospectus filed pursuant to Rule 424(b)(4) filed with the Commission on April 29, 2015 (File No. 333-199625)).

4.3*	Enviva Partners, LP Long-Term Incentive Plan.

4.4	Form of Phantom Unit Award Grant Notice and Award Agreement (time-based vesting for employees) (incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 3, 2015 (File No. 333-199625)).

4.5	Form of Phantom Unit Award Grant Notice and Award Agreement (performance-based vesting for employees) (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 3, 2015 (File No. 333-199625)).

4.6	Form of Phantom Unit Award Grant Notice and Award Agreement (non-employee directors) (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 3, 2015 (File No. 333-199625)).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Hawkins Wright.

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

23.4*	Consent of Carr, Riggs & Ingram L.L.C.

24.1*	Powers of Attorney (included on the signature page hereof).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on April 30, 2015.

ENVIVA PARTNERS, LP

By:	Enviva Partners GP, LLC,
its general partner

By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints William H. Schmidt, Jr., as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ John K. Keppler
John K. Keppler	Chairman and Chief Executive Officer (Principal Executive Officer)	April 30, 2015

/s/ Stephen F. Reeves
Stephen F. Reeves	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 30, 2015

/s/ James P. Geraghty
James P. Geraghty	Vice President and Controller (Principal Accounting Officer)	April 30, 2015

/s/ Michael B. Hoffman
Michael B. Hoffman	Director	April 30, 2015

/s/ Ralph C. Alexander
Ralph C. Alexander	Director	April 30, 2015

/s/ Carl L. Williams
Carl L. Williams	Director	April 30, 2015

/s/ Robin J. A. Duggan
Robin J. A. Duggan	Director	April 30, 2015

/s/ John C. Bumgarner, Jr.
John C. Bumgarner, Jr.	Director	April 30, 2015

/s/ William K. Reilly
William K. Reilly	Director	April 30, 2015

/s/ Janet S. Wong
Janet S. Wong	Director	April 30, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Enviva Partners, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on October 28, 2014 (File No. 333-199625)).

4.2	Form of First Amended and Restated Limited Partnership Agreement of Enviva Partners, LP (incorporated by reference to Appendix A to the Prospectus filed pursuant to Rule 424(b)(4) filed with the Commission on April 29, 2015 (File No. 333-199625)).

4.3*	Enviva Partners, LP Long-Term Incentive Plan.

4.4	Form of Phantom Unit Award Grant Notice and Award Agreement (time-based vesting for employees) (incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 3, 2015 (File No. 333-199625)).

4.5	Form of Phantom Unit Award Grant Notice and Award Agreement (performance-based vesting for employees) (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 3, 2015 (File No. 333-199625)).

4.6	Form of Phantom Unit Award Grant Notice and Award Agreement (non-employee directors) (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 3, 2015 (File No. 333-199625)).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Hawkins Wright.

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

23.4*	Consent of Carr, Riggs & Ingram L.L.C.

24.1*	Powers of Attorney (included on the signature page hereof).

*	Filed herewith.